Exhibit 10.31.1

FIRST AMENDMENT

TO THE

AGREEMENT

THIS FIRST AMENDMENT TO THE AGREEMENT (the “First Amendment”) effective as of March 27, 2018, (the “First Amendment Effective Date”), is by and between Athenex, Inc., a(n) New York Company/Corporation/Sole Proprietor/LLC, having an address at Conventus Building, 1001 Main Street, Suite 600, Buffalo NY 14023 (hereinafter referred to as “Owner”) and M+W U.S., Inc., a Delaware Corporation, having an address at 201 Fuller Road, Suite 401, Albany, New York 12203, (hereinafter referred to as “M+W”).  Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the AGREEMENT (as defined below).

RECITALS:

Whereas Owner and M+W entered into that certain Agreement, between M+W U.S., Inc. and Owner, (collectively the “parties”), dated 29 December, 2017 (the “Original Agreement”).

Whereas, Owner and M+W desire to further supplement and amend the Original Agreement, including all previous Amendments, if any, on the terms and conditions set forth herein.

Whereas, the Original Agreement executed by the parties is in the form of AIA A141 (the “Form”). The Form is structured to allow for Preliminary Design to be accomplished and then, by using such Preliminary Design documents approved by the Owner, establish a Guaranteed Maximum Price (GMP) for the overall Contract Sum. The Form is structured to memorialize such GMP in AIA A141 Exhibit A, (called the ‘Amendment’)

Whereas, the Original Agreement requires the parties agree to a GMP prior to continuing on with the execution of the remainder of the Work, specifically the:

a.	Detailed design; and
b.	Construction (including procurement of Long Lead Materials and Equipment).

Whereas, the parties agree that “Phase I of the Work” of the Original Agreement (§1.1.6.1) and “Phase II of the Work” (BOD) (§1.1.6.2.2), have both been properly performed.

Whereas, the parties agree that they will not be prepared to agree to a GMP by February 28, 2018 as contemplated by the Original Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and M+W agree that the Original Agreement shall be further amended as of the First Amendment Effective Date as follows which shall supersede the Original Agreement as stated herein:

1)	The parties have agreed to extend the targeted date of executing Exhibit A of the Form to a date which is mutually agreed and reasonably appropriate for the progress of the Project.
2)	The parties agree that, for the avoidance of doubt, and the Substantial Completion Date is as originally agreed, and remains December 31, 2019;

3)	The parties agrees that the existing §14.1.11 shall be DELETED in its entirety and REPLACED with the following:

“§ 14.1.11  In order to recover liquidated damages, the Owner is under no obligation to prove the actual damages sustained by the Owner due to the Design-Builder’s delay in performance.   The parties agree that liquidated damages shall be computed as follows for each and every day that completion of the Work shall be delayed beyond the date of the Date of Substantial Completion (as may have been adjusted during the course of the Project by Change Order).  For the first thirty (30) days after the Date of Substantial Completion, Design Builder shall owe the Owner no liquidated damages for every day past the Date of Substantial Completion for the Project (as it may have been adjusted by Change Order). Design Builder shall owe the Owner liquidated damages in the amount of $2,500 per day for every day the Design-Builder fails to achieve Substantial Completion per the schedule for Project (as it may have been adjusted by Change Order)for the thirty-first (31st) through ninetieth (90th) day of said failure.   The Design-Builder shall owe the Owner liquidated damages in the amount of $5,000 per day for failure to achieve Substantial Completion within ninety-one (91) to one hundred fifty (150) days of the contractually required date of Substantial Completion (as it may have been adjusted by Change Order).   Any failure of the Design-Builder to achieve Substantial Completion (as it may have been adjusted by Change Order) pursuant to the Project schedule after one hundred fifty (150) days shall result in liquidated damages of $7,500 per day.”

4)	The parties agree that the conditional dates listed in §1.1.7.4 b), c), d) and e) shall be modified to read as follows:

“§1.1.7.4 b) placement of Electrical Switchgear Equipment order by 30 July, 2018;

  §1.1.7.4 c) delivery of Electrical Switchgear Equipment at the site by 22 March, 2019;

  §1.1.7.4 d) Letter of Intent for structural steel mill pricing - Issued by 19 March, 2018;

  §1.1.7.4 e) Commencement of the Phase III site work by 16 April, 2018.”

Failure to achieve any or all of the dates listed at no fault of Design Builder, the parties therein shall also further extend the agreed-to Substantial Completion Date on the stated day-for-day basis. Additional new dates shall trigger further extension of Substantial Completion Dates.

5)	The parties agrees that the existing §1.1.6.3 and §1.1.6.4 shall be DELETED in their entirety:

and REPLACED with the following:

“1.1.6.3

Phase III A of the Work consists of; (amount of fund committed to by Owner and agreed to between the parties as of the Effective Date of this Amendment #1) and become part of the committed costs of the Original Agreement via this Amendment #1. Thus the total current committed cost to date by the Owner is as indicated in #7 below, which includes:

a)

Owner Committed Funding that shall be compensated on a Cost of Work + Indirects (“CWI”) Basis up to a Not-To-Exceed (NTE) amount currently set as shown and described for the portion of the Work defined as Phase III A in AMND#1- Exhibit – 1.

b)	Minimum Owed Design-Builder’s Fee @ 2.5% of the Cost of Work ;
c)	Services shall be progress-invoiced for payment on a monthly basis;
“1.1.6.4

Phase III B of the Work consists of the remainder of the Work described in the Design-Builder’s BOD Report for the remaining amount of the total amount of ($238,607,321), the GMP, (described in the Design-Builder’s letter dated 26 March, 2018 from Mr. Werner Greyling to Mr. Rich Nassar; including the savings and sharing described therein) but which additional scope is not identified in detail in AMND#1- Exhibit – 1 as part of Phase III A; The parties agree this final portion (i.e. Phase III B) of the scope, the schedule and the GMP for the Project shall be memorialized and agreed-to in Exhibit A (the Amendment) as originally planned.”

“1.1.6.5	Qualification and Validation is not included in Design-Builder’s estimated GMP.”

7) COMPENSATION – Adjustments to the Contract Sum are as shown below:

Original Agreement Contract Sum	$ 4,518,676.00
Authorized Change Orders as of Effective Date of this Amendment	$ 0
Sub-Total	$ 4,518,676.00
Total Adjustment(s) by Previous Amendment(s)	$ 0
Sub-Total	$ 4,518,676.00
Adjustment(s) by This Amendment	$ 73,045,379.35
Total Contract Sum as of Effective Date of this Amendment # 1*	$ 77,564,055.35

* NOTE: The Total Contract Sum shown here may be further adjusted by additional mutually agreed to Change Orders in accordance with the provisions of the Original Agreement between the parties, after the Effective Date of this Amendment. The parties each agree execution of this Amendment does not prohibit such further adjustments to the Contract Sum after the Effective Date of this Amendment.

IN WITNESS WHEREOF, Owner and M+W have entered into this First Amendment to the Original Agreement effective as of the First Amendment Effective Date indicated above.

Agreed and accepted by:

M+W U.S., Inc.		M+W U.S., Inc.		Athenex, Inc.
/s/ Werner Greyling	March 29, 2018	/s/ Rick Whitney	March 29, 2018	/s/ Richard Nassar	March 28, 2018
Signature	Date	Signature	Date	Signature	Date
Werner Greyling		Rick Whitney		Richard Nassar
Print Name		Print Name		Print Name
VP Operations		CEO		VP of Operations
Title (an authorized representative of M+W U.S., Inc.)		Title (an authorized representative of M+W U.S., Inc.)		Title (an authorized representative of Owner)

1.Detail Design-March thru Oct 12 2018

AMND#1- Exhibit - 1

5/31/2018 R

Detail Design forward, providing design support of early procurement of process equipment and long lead mechanical /electrical equipment. Review shop drawings for early construction packages answer bidders questions. And completing DD to allow Bidding Activities for Construction

M+W Process & Overall Management	2,088,956.90
Genesis MEP & Architectural	2,218,318.00
Ryan Biggs – Structural	100,000.00
CPL – Complete Design	66,100.00
Process Automation – Automation/ I&C	372,928.00
M+W Printing, postage, Contingency	200,000.00
M+W Travel Allowance	102,120.00
Commissioning Support (DEFERED to AFTER OCT)	-
5,148,422.90

2.Construction Support Services from Design - March thru Oct 12 2018

Detail Design Team, providing design support of early procurement of process equipment and long lead mechanical /electrical equipment. Review shop drawings for early construction packages answer bidders questions. And submittal package reviews from DD to allow Bidding Activities for Construction

	Bridging Amount	Full Allowance
M+W Process & Overall Management	102,213.15	681,421
Genesis MEP & Architectural	159,660.00	638,640
Ryan Biggs – Structural	75,000.00	100,000
CPL – Complete Design	131,100.00	131,100
Process Automation – Automation/ I&C	-	60,000
M+W Printing, postage, Contingency	25,000.00	92,900
M+W Travel Allowance	15,000.00	34,040
	507,973.15	1,738,101

3,Construction Management Services               March thru Oct 12, 2018

Services provided for early procurement packages for Site,Steel,Foundations,Building Core/Shell, Process and Long Lead Mechanical/ Electrical Equipment,Construction Trailor Setup and Temporary Power Hookup. Construction Management Services, invoicing, team set up and site oversite.

The Pike Management Team manpower Labor Hours funding	Bridging Amount	Full Allowance
M+W Management Team manpower Labor Hours funding	1,378,417.82	3,061,360
General Conditions Allowance funding	1,563,882.18	5,873,509
General Items - $600K	600,000.00	2,900,000
	3,542,300.00	11,834,869

4.Construction Commitments

Following Packages will need to be able to make financial Commitments: Values	Date / Commit
a) Temporary Construction Trailers Order, set up, utilities hook up - $400K	400,000.00	April 9, 2018
b) Temporary Power set up, hook ups w/ Single Source Elect Contractor - $160K	160,000.00	April 9, 2018
c) Site Development Activities Package	8,825,654.00	April 1, 2018
Div 31-$6,253,300; Div 32-$403,860; Div 33-$2,168,494
d) Steel Procurement / Fabrication Package	10,480,139.00	March 16 2018	Div 05
e) Foundations Package	2,933,220.00	March 30 2018	Div 03
f) Slab on Grade & Slab on Deck	3,812,937.00	March 30 2018	Div 03
g) Siding	3,109,941.00	June 1, 2018	Div 07
h) Fire Proofing	402,240.00	July 1, 2018	Div 07
i) EPDM Roofing	3,329,898.00	July 23 2018	Div 07
j) Site Electric	1,700,000.00	July 1, 2018	Div 33
k) Under Ground Plumbing (inside Bldg)	2,400,000	April 16 2018	Div 22
	$37,554,029.00

5.Long Lead Equipment

a) LL Mech Equipment; Chillers, Cooling Towers, Boilers, Compressors	Est -	9,700,000	Apr - June 2018	Div 23
b) Long Lead Electrical Switch Gear, XMFR’s, equipment	Es	9,200,000	July 30, 2018	Div 26
c) Long Lead Process Equipment		5,000,000	Apr - June 2018	Div 41
		$ 23,900,000.00

6, Insurance

a) M+W Insurance Thru to MAR 2018	$506.000
b) M+W Insurance 2 Quarter Prior Oct	$304.000

7, Fee at 2.5% on COW              To Be Billed Monthly on COW

Fee Commitment Against Item 4 & 5	$1,536,351

8, Travel Allowance

Increase beyond BOD Values	$46,303.57
Total Requested Commitment Funds	$ 73,045,379.35

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